UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12
MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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SUPPLEMENT DATED FEBRUARY 23, 2021
TO THE PROXY STATEMENT OF
MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 4, 2021

Dear Stockholders:

On January 15, 2021, MACOM Technology Solutions Holdings, Inc. (the “Company,” “we,” or “our”) filed our proxy statement (the “Proxy Statement”) for our 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Included in the Proxy Statement is Proposal 3 to approve the MACOM Technology Solutions Holdings, Inc. 2021 Omnibus Incentive Plan (the “2021 Omnibus Incentive Plan”) at the Annual Meeting. As indicated in the Proxy Statement, a copy of the 2021 Omnibus Incentive Plan is attached as Exhibit A to the Proxy Statement. We are writing to request your support for the 2021 Omnibus Incentive Plan and to provide certain information about the 2021 Omnibus Incentive Plan proposal.

As stated in our Proxy Statement, the 2021 Omnibus Incentive Plan will become effective upon receiving stockholder approval at the Annual Meeting. The maximum number of shares of our common stock that may be delivered in satisfaction of awards under our 2021 Omnibus Incentive Plan is 6,000,000 shares. If stockholders do not approve Proposal 3, the 2021 Omnibus Incentive Plan will not become effective and our 2012 Omnibus Incentive Plan (the “Prior Plan”) will remain in effect in accordance with its terms.

If stockholders approve Proposal 3, we will no longer make grants under the Prior Plan following such approval and the 2021 Omnibus Incentive Plan, pursuant to which 6,000,000 shares will be available for grant, will be the only equity incentive plan under which equity awards will be granted to our employees, non-employee directors and consultants (apart from any employee stock purchase plan maintained by the Company, as described in more detail in Proposal 4 of the Proxy Statement). Accordingly, no shares available for grant under the Prior Plan will be available for grant under the 2021 Omnibus Incentive Plan.

At the time of finalizing the Proxy Statement, we had noted that 18,354,429 total shares were available for issuance under the Prior Plan as of January 5, 2021. Since January 5, 2021, we have only granted limited new hire awards under the Prior Plan, representing 7,560 shares in the aggregate. As of the date of this Supplement to the Proxy Statement, the Company will not approve or issue additional awards under the Prior Plan prior to the Annual Meeting. Further, the Company will not issue additional awards under the Prior Plan following the Annual Meeting unless the 2021 Omnibus Incentive Plan is not approved by our stockholders. As mentioned above, if stockholders approve Proposal 3 at the Annual Meeting, we will no longer make grants under the Prior Plan following the approval of the 2021 Omnibus Incentive Plan.

Voting Your Shares; Revoking Your Proxy

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of the 2021 Omnibus Incentive Plan as provided in Proposal 3 of the Proxy Statement.

If you are a stockholder of record and have already voted and wish to change your vote on any matter, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (a) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked to MACOM Technology Solutions Holdings, Inc., 100 Chelmsford Street, Lowell, Massachusetts 01851, Attn: Investor Relations Department, (b) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting or (c) attending the Annual Meeting and voting in person. Stockholders of record may send a request for a new proxy card via e-mail to sendmaterial@proxyvote.com, or follow the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet by visiting www.proxyvote.com. Stockholders of record may also request a new proxy card by calling 1-800-579-1639.

If you are a beneficial stockholder and have already voted and wish to change your vote on any matter, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

This Supplement to the Proxy Statement is first being released to stockholders on or about February 23, 2021, and should be read together with the Proxy Statement. The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement.

The board of directors unanimously recommends a vote “FOR” the approval of the 2021 Omnibus Incentive Plan.

If you have any questions or require assistance with voting your shares, please call our proxy solicitor, Okapi Partners LLC, toll-free at 888-785-6668 or email info@okapipartners.com.

By order of the board of directors,
Ambra R. Roth
Senior Vice President, General Counsel,
Human Resources and Secretary